Exhibit 10.10
COMMERCIAL SUBSUBLEASE AGREEMENT

THIS SUBSUBLEASE AGREEMENT is made and entered into as of April 1, 2008, between Masters Healthcare, LLC., hereafter referred to as “Sublessor”  and Healthwarehouse.Com, Inc. a Delaware Corporation, hereafter referred to as “Sublessee”:

WITNESSETH

1.	SUBLEASE PREMISES: In consideration of the rents, terms, provisions and covenants of this Sublease, Sublessor hereby Subleases, lets, and demises to Sublessee the following described premises:

An approximately 16,700 square foot area of building (“Building” or “Subleased Premises”) comprising approximately 36.7% of SubSublessor’s building (Sublessee’s Percentage) situated on +/- 2.41 acres of land located at 100 Commerce Drive, City of Loveland, Hamilton County, Ohio.

2.
INITIAL TERM:  Subject to and upon the conditions set forth below, the term of this Sublease shall commence on April 1, 2008 (Commencement Date). This Sublease shall terminate on the last day of March 2011. Sublessee shall have an option to extend lease for a term of 2 yrs. Following initial lease term at a rate outlined on Exhibit A..

3.
RENT:  (a)  Base Rent:   Sublessee agrees to pay monthly as Base Rental during the term of this Sublease the sums as indicated on the attached  “Rent Schedule”,  which amounts shall be payable to Sublessor at the address shown below on the first day of the month. One monthly installment of rent shall be due and payable on the date of execution of this Sublease by Sublessee for the first month’s rent and a like monthly installment shall be due and payable on or before the first day of each succeeding calendar month, as indicated on the Rent Schedule, during the demised term; provided, that if the “Commencement Date” should be a date other than the first day of a calendar month, the monthly rental set forth above shall be pro-rated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term. Sublessee shall pay, as additional rental, all other sums due under this Sublease.

(b)	INSURANCE PREMIUMS: Sublessor shall provide and Sublessee shall pay for the All Risk Fire and Extended Coverage Insurance for the building with loss of rent endorsement.
(c)
OTHER CHARGES: This Sublease is an “Absolute Net Sublease” and it is the Sublessee’s responsibility to pay on a timely basis all costs associated with the use and occupancy of the Subleased Premises, including, but not limited to,  maintenance, and insurance. Sublessee covenants and agrees with Sublessor that Sublessee shall not be entitled to any abatement, deduction, deferment, suspension or reduction of or setoff against payment of Base Rent or any other amounts due Sublessor under this Sublease.

4.
USAGE:   Sublessee may use the premises for any purpose so long as it is lawful and does not violate any local zoning ordinances. Sublessee shall occupy the Subleased Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any adjoining property owner in its normal business operations or Sublessor in its management of the Premises.  Sublessee shall not commit, or suffer to be committed, any waste on the Subleased Premises.

5.
INSURANCE:   Use of Premises.  Sublessee shall not permit the Subleased Premises to be used in any way which would, in the reasonable opinion of Sublessor, be extra hazardous on account of fire or otherwise which would in any way increase or render void the fire insurance on the Building or any part thereof or any contents in the Building belonging to or used by Sublessor.

Sublessee shall carry, at its expense, liability insurance on the Premises throughout the term of this Sublease covering both Sublessee and Sublessor as named insureds and if Sublessor elects, any owner and/or Sublessee of the land upon which the Building is located, as an additional named insured, with terms and companies satisfactory to Sublessor and having a combined single limit, providing both bodily injury, including death resulting therefrom, and property damage coverage, to the extent of $2,000,000.00, arising out of the ownership, maintenance or use of the Subleased Premises. Sublessee shall also carry insurance against fire and such other risks as are from time to time included in standard extended coverage insurance, insuring the full replacement cost of all Subleasehold improvements paid for by Sublessee, including wall coverings, carpeting, furnishings and equipment.  All such policies shall be cancelable only upon thirty (30) days prior written notice to Sublessee and Sublessor.  Prior to the Commencement Date and within fifteen (15) days prior to the expiration of each such policy, Sublessee shall furnish Sublessor with copies of such policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.

6.
UTILITY SERVICE:  Sublessor shall provide the normal utility service connection into the Subleased Premises.  Sublessee shall pay the cost of all utility services, including, but not limited to, all charges for gas, water and electricity used on the Subleased Premises.  Sublessee shall pay all costs caused by Sublessee introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids.  Sublessee shall be responsible for the installation and maintenance of any dilution tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Sublessee’s use of the sanitary sewer system.  Sublessor shall not be required to pay for any utility services, supplies or upkeep in connection with the Subleased Premises.

7.
REPAIRS AND MAINTENANCE:  (a)  Sublessor’s Obligations Sublessor shall not be required to make any improvements, replacements or repairs of any kind or character to the Subleased Premises during the term of this Sublease.

(b)     Sublessee Obligations    (i)  Sublessee shall, at its own cost and expense, maintain all parts of the Building and other Improvements on the Subleased Premises in good repair and  condition (including all necessary replacements), including, but not limited to, dock bumpers, pest control and extermination, and regular removal of debris.  Sublessee shall enter into a service contract for maintenance of the heating, ventilating and cooling systems with a qualified mechanical contractor providing for complete maintenance service at six (6) month intervals. (ii) Sublessee shall not allow any damage to be  committed on any portion of the Subleased Premises, and at the termination of this Sublease, by lapse of time or otherwise, Sublessee shall deliver the Subleased Premises to Sublessor in as good conditions as existed at the Commencement Date of this Sublease, ordinary wear and tear excepted.  The cost and expense of any repairs necessary to restore the condition of the Subleased Premises shall be borne by Sublessee, and if Sublessor undertakes to restore the Subleased Premises it shall have a right of prompt reimbursement against Sublessee.

8.
COMPLIANCE WITH LAWS, RULES AND REGULATIONS:  Sublessee, at Sublessee’s expense, shall comply with all laws, ordinances, orders, rules, regulations and other requirements of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Subleased Premises.  Sublessee shall not erect any exterior signs without the prior written approval of Sublessor. This clause shall except any condition which existed prior to commencement of Sublease Agreement.

9.
ALTERATIONS AND IMPROVEMENTS:  Sublessee shall not make or allow to be made any alterations or physical additions in or to the Subleased Premises without first obtaining the written consent of Sublessor which shall not be unreasonably withheld.  Any alterations, physical additions or improvements to the Subleased Premises made by Sublessee shall at once become the property of Sublessor and shall be surrendered to Sublessor upon the termination of this Sublease.  Any improvements not approved by Sublessor, may require Sublessee to remove any physical additions and/or repair any alterations in order to restore the Subleased Premises to the condition existing at the time Sublessee took possession, all costs of removal and/or alterations to be borne by Sublessee.  This clause shall not apply to moveable equipment or furniture owned by Sublessee which may be removed by Sublessee at the end of the term of this Sublease, so long as Sublessee is not in default of this Sublease.

11.
LIENS:   Sublessee shall not permit any lien or claim for any lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the land on which the Building is located, the Subleased Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Sublessee.  If any such lien or claim for lien is filed, Sublessee, within 30 days, either shall have such lien or claim for lien reSubleased of record or shall deliver to Sublessor either:  (i)  a bond form, content, amount, and issued by surety satisfactory to Sublessor, indemnifying Sublessor and others designated by Sublessor against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof, or (ii)  endorsements to the title policies of Sublessor and Sublessor’s mortgagee “Insuring Over” such liens satisfactory to Sublessor and Sublessor’s mortgagee, respectively.  If Sublessee fails  to have such lien or claim for lien so reSubleased or to deliver such a bond or title endorsements to Sublessor, Sublessor, without investigating the validity of such lien, may pay or discharge the same and Sublessee shall reimburse Sublessor upon demand for the amount so paid by Sublessor, including Sublessor’s expenses and attorney’s fees.

12.
CONDEMNATION:  (a)  Substantial Taking  If, during the term (or any extension or renewal) of this Sublease, all or a substantial part of the Subleased Premises are taken for any public or quasipublic use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and such taking or purchase would prevent or materially interfere with the use of the Subleased Premises for the purpose for which they are then being used, this Sublease shall terminate and the rent shall be abated during the unexpired portion of this Sublease effective on the date physical possession is taken by the condemning authority.  Sublessee shall have no claim to the condemnation award or any part thereof, unless some portion of the award is specifically allocated to Sublessee.  Sublessee can pursue its own claims.

(b)  Partial Taking  In the event a portion of the Subleased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Sublease is not terminated as provided in subparagraph (a)  above, Sublessor may, at Sublessor’s sole risk and expense, restore and reconstruct the Building and other Improvements on the Subleased Premises to the extent necessary to make it reasonably tenantable.  The rent payable under this Sublease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.  Sublessee shall have no claim to the condemnation award or any part thereof.  Sublessee can pursue its own claims against the condemning authority.

13.
FIRE AND CASUALTY:  (a)  Substantial Damage   If the Subleased Premises should be totally destroyed by fire or other casualty, or if the Subleased Premises should be so damaged so that rebuilding cannot reasonably be completed within  two hundred seventy five  (275) days after the date of written notification by Sublessee to Sublessor of the destruction, this Sublease shall terminate, and if such damage shall not have been caused by the fault or neglect of Sublessee, its agents, employees, invitees, or those for whom Sublessee is responsible, the rent shall be abated for the unexpired portion of the Sublease, effective as of the date of the written notification.

(b)
Partial Damage  If the Subleased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within two hundred seventy five (275) working days from the date of written notification by Sublessee to Sublessor of the destruction, this Sublease shall not terminate, but  Sublessor may proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same conditions in which they existed prior to the damage.  If the Subleased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Sublessee, its agents, employees, invitees or those for whom Sublessee is responsible, the rent payable under this Sublease during the period for which the Subleased Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances and mutually agreed upon by both the Sublessee and Sublessor.  In event that Sublessor fails to complete the necessary repairs or rebuilding within two hundred ninety (290) working days from the date of written notification by Sublessee to Sublessor of the destruction (the “Guaranteed Completion Date”), Sublessee may at its option terminate this Sublease by delivering written notice of termination to Sublessor within ten (10) days after the Guaranteed Completion Date, whereupon all rights and obligations under this Sublease shall cease to exist.

14.
WAIVER OF SUBROGATION:  Anything in this Sublease to the contrary notwithstanding, to the extent that Sublessor or Sublessee shall be or have the right to be reimbursed by insurance, Sublessor and Sublessee hereby reSublease each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Subleased Premises, improvements to the Building of which the Subleased Premises are a part, or personal property (Building Contents) within the Building, by reason of fire or the elements regardless of cause or origin.  Because this paragraph will  preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Sublease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this paragraph,  and to have the insurance policies  properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.

16.
HOLD HARMLESS:  Sublessor shall not be liable to Sublessee’s employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Subleased premises caused by the negligence or misconduct of Sublessee, its agents, servants or employees, or of any other person entering upon the Subleased Premises under express or implied authority.  Sublessee agrees to indemnify and hold harmless Sublessor of and from any loss, attorney’s fees, expenses or claims arising out of any such damage or injury.

17.
QUIET ENJOYMENT:  Sublessor warrants that it has full right to execute and to perform this Sublease and to grant the estate demised and that  Sublessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Sublease, shall peaceably and quietly have, hold and enjoy the Subleased Premises during the full term of this Sublease as well as any extension or renewal thereof.  Sublessor shall not be responsible for the acts or omissions of any other Sublessee or third party that may interfere with Sublessee’s use and enjoyment of the Subleased Premises.

18.
SUBLESSOR’S RIGHT OF ENTRY:  Sublessor shall have the right, upon 24 hours prior notice, at all reasonable hours, to enter the Subleased Premises for the following reasons:  inspection; cleaning or making repairs; showing the Subleased Premises to prospective tenants or purchasers; making alterations or additions as Sublessor may deem necessary or desirable; determining Sublessee’s use of the Subleased Premises, or determining if an act of default under this Sublease has occurred.  Sublessee may escort Sublessor or its agents while on Sublease Premises.

20.          DEFAULT BY SUBLESSEE:  The following shall be deemed to be Events of Default by Sublessee under this Sublease:

(a)	Abandonment. Sublessee shall abandon any substantial portion of the Subleased Premises;
(b)
Other Defaults.   Sublessee shall fail to comply with any term, provision or covenant of this Sublease, other than the payment or rent, and the failure is not cured within ten (10) days after written notice to Sublessee (if Sublessee is pursuing cure, Sublessor shall allow a reasonable amount of time for Sublessee to cure such default;

(c)
Bankruptcy  Sublessee shall file a petition or be adjudged bankrupt or insolvent  under the National Bankruptcy Act, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Sublessee; or Sublessee shall make a transfer in fraud of creditors or shall make an assignment for benefit of creditors;

(d)	Liens Sublessee shall do or permit to be done any act which results in a lien being filed against the Subleased Premises.

21.	REMEDIES FOR SUBLESSEE’S DEFAULT: Upon the occurrence of any event of default set forth in this Sublease, Sublessor shall have the option to pursue any rights granted under Ohio Law.

22.
WAIVER OF DEFAULT OR REMEDY:  Failure of Sublessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Sublessor shall  have the right to declare the default at any time and take such action as is lawful or authorized under this Sublease.  Pursuit of remedy set forth in Paragraph 21 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Sublease or provided by law, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages accruing to Sublessor by reason of the violation of any of the terms, provisions or covenants of this Sublease.  Failure by Sublessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions covenants contained in this Sublease.

23.
ACTS OF GOD:  Sublessor shall not be required to perform any covenant or obligation in this Sublease, or be liable in damages to Sublessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an Act of God or Force Majeure.

24.
ATTORNEY’S FEES:  Sublessee shall pay upon demand, all costs and expenses, including attorney’s fees, incurred by Sublessor in enforcing the observance and performance by Sublessee of all covenants, conditions and provisions of this Sublease or resulting from default under this Sublease.

25.
SURRENDER OF PREMISES:  Upon expiration or termination of this Sublease or termination of Sublessee’s right of possession of the Subleased Premises, Sublessee shall vacate the Subleased premises.  Sublessee shall immediately deliver possession thereof to Sublessor in a clean, good and tenantable condition, ordinary wear and tear accepted.  Upon any termination, Sublessee shall be entitled to remove from the Subleased Premises all movable personal property of Sublessee’s provided Sublessee immediately shall repair all damage resulting from such removal and shall restore the Subleased Premises to tenantable condition.  In the event possession of the Subleased Premises is not immediately delivered to Sublessor or if Sublessee shall fail to remove all of Sublessee’s movable property as aforesaid, Sublessor may remove any of such property therefrom without any liability to Sublessee.  All movable property which may be removed from the Subleased Premises by Sublessor shall be conclusively presumed to have been abandoned by Sublessee and title thereto shall pass to Sublessor without any cost or credit therefore and Sublessor may at its option and at Sublessee’s expense, store and/or dispose of such property.

26.
HOLDING OVER:  In the event of holding over by Sublessee after the expiration or termination of this Sublease, the hold over shall be as a tenant at will and all of the terms  and provisions of this Sublease shall be applicable during that period.  Sublessee shall pay Sublessor as rental for the period of such hold over an amount equal to one and one-half (1-1/2) of the rent which would have been payable by Sublessee had the hold over period been a part of the original term of this Sublease.  Sublessee agrees to vacate and deliver the Subleased Premises to Sublessor upon Sublessee’s receipt of notice from Sublessor to vacate.  The rental payable during the hold over period shall be payable to Sublessor on demand.  No holding over by Sublessee, whether with or without consent of Sublessor, shall operate to extend this Sublease except as otherwise expressly provided.

27.
RIGHTS OF FIRST MORTGAGEE:  Sublessee accepts this Sublease subject and subordinate to any recorded first mortgage or deed of trust lien presently existing or hereafter created upon the Subleased Premises.  Sublessor is hereby irrevocably vested with full power and authority to subordinate Sublessee’s interest under this Sublease to any first mortgage or deed of trust lien hereafter placed on the Subleased Premises, and Sublessee agrees upon demand to execute additional instruments subordinating this Sublease as Sublessor may require. If the interests of Sublessor under this Sublease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Subleased Premises, Sublessee shall be bound to the transferee (sometimes called the “Purchaser”), at the option of the Purchaser, under the terms, covenants and conditions of this Sublease for the balance of the term remaining, and any extensions or renewals,  with the same force and effect as if the Purchaser were Sublessor under this Sublease, and, if requested by  the Purchaser, Sublessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser,  as its Sublessor. The transfer of any interest of Sublessor under this Sublease shall not diminish Sublessee’s rights under the Sublease as long as it is not in default hereunder.

28.
SUCCESSORS:  Subject to Paragraphs 19 and 21, this Sublease shall be binding upon and insure to benefit of Sublessor and Sublessee and their respective heirs, personal representatives, successors and assigns, and if Sublessor’s interest in the Subleased Premises cease to exist for any reason during the term of this Sublease, then notwithstanding the happening of such event  this Sublease nevertheless shall remain unimpaired and in full force and effect and Sublessee hereunder agrees to attorn to the then owner of the Subleased Premises.

29.
RENT TAX:  If applicable in the jurisdiction where the Subleased Premises are situated, Sublessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, related to the Subleased Premises, levied or imposed by any city, state, or county or other governmental body having authority, such payments are to be in addition to all other payments required to be paid to Sublessor by Sublessee under the terms of this Sublease.  Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

30.	DEFINITIONS: The following definitions apply to the terms set forth below as used in this Sublease:
(a)	“Abandon” means the vacating of all or a substantial portion of the Subleased Premises by Sublessee, whether or not Sublessee is in default of the rental payments due under this Sublease.
(b)
An “Act of God” or “Force Majeure” is defined for purposes of this Sublease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet ground or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within control of Sublessor and which by the exercise of due diligence Sublessor is unable, wholly or in part, to prevent or overcome.

(c)	“Square Feet” or “Square Foot” as used in this Sublease includes the area contained within the space occupied by Sublessee.
(d)	“Working days” as used in this Sublease means Monday through Friday, excluding national banking holidays.

32.
MISCELLANEOUS:  The captions, headings, and titles appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph.  If any provision of this Sublease or the application thereof to any person or circumstance shall be invalid or unenforceable to any  extent, the remainder of this Sublease and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

33.	NOTICE AND PAYMENTS: (a) Payments by Sublessee All rent and other payments required to be made by Sublessee shall be payable to Sublessor at the address set forth below.

(b)
Payments by Sublessor  All payments required to be made by Sublessor to Sublessee shall be payable to Sublessee at the address set forth below, or at any other address with the United States as Sublessee may specify from time to time by written notice.

(c)
Notice  Any notice or document required or permitted to be delivered by this Sublease shall be deemed to be delivered (whether or not actually received) when deposited in the Untied States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below:

SUBLESSEE:	SUBLESSOR:
Healthwarehouse.Com, Inc.	Masters Healthcare, LLC.
100 Commerce Dr.	100 Commerce Blvd.
Cincinnati, OH 45140	Cincinnati, Ohio 45140

or to such other address as Sublessor or Sublessee may specify by a notice given in the foregoing manner.  All notices, demands,  and requests shall be effective upon being deposited in the United States Mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice , demand or request by the addressee thereof.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

34.
SEVERABILITY:  If any provision of this Sublease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not validate or render unenforceable any other provision hereof.

37.	APPLICABLE LAW: This Sublease shall be governed by the applicable laws of the State of Ohio.

38.	SUBLESSEE COVENANTS: Sublessee agrees, covenants, represents and warrants that:
1)	as of the date of execution hereof, Sublessee is not in default of any of its obligations or agreements with its creditors.
2)	upon request, Sublessee will provide Sublessor financial information or sureties satisfactory to Sublessor and Sublessor’s first mortgagee.

39.
ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES.  IT IS EXPRESSLY AGREED BY SUBLESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS SUBLEASE, THAT THIS SUBLEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES;  THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS SUBLEASE OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS SUBLEASE.  SUBLESSOR AND SUBLESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS SUBLEASE.  IT IS LIKEWISE AGREED THAT THIS SUBLEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH SUBLESSOR AND SUBLESSEE.

Witnesseth:	SUBLESSOR:

Masters Healthcare, LLC.

/s/ Dennis B. Smith
Authorized Member

Witnesseth:	SUBLESSEE:

Healthwarehouse.Com, Inc.

/s/ Lalit Dhadphale
President & CEO

STATE OF	)
COUNTY OF	)

I HEREBY CERTIFY, that on this ___ day of ___________, 2006, before me the subscriber, a Notary Public of the State of __________, in and for said County of ____________, aforesaid personally appeared __________________, the __________________ of the Sublessee in the foregoing Sublease, who being duly authorized by its Board of Directors and acting in order to and with the express intent of binding said corporation acknowledged the signing of the foregoing Sublease Agreement as the free and voluntary corporate act of Sublessee and the free and voluntary act and deed of said officers for and on behalf of said corporation for the uses and purposes therein mentioned.
IN TESTIMONY WHEREOF, I hereunto set my hand and official seal at ____________________, ____________________.

Notary Public

STATE OF	)
COUNTY OF	)

I HEREBY CERTIFY, that on this ____ day of __________,  2006, before me the subscriber, a Notary Public of the State of Ohio, in and for said County of Hamilton, aforesaid personally appeared _______________, the ___________________ of the Sublessor in the foregoing Sublease, who acknowledged the signing of the foregoing Sublease Agreement as his free and voluntary act for the uses and purposes therein mentioned.
IN TESTIMONY WHEREOF, I hereunto set my hand and official seal at ____________________, ____________________.

Notary Public

EXHIBIT A
BASE RENT SCHEDULE
FOR
COMMERCIAL SUBLEASE AGREEMENT

Monthly Payments due on the first of the month in the amount specified below.

April 1, 2008 through July 31, 2008	$0.00

August 1, 2008 through March 31, 2011	$5,566.67

Option for Leasee:
April 1, 2011 through March 31, 2013	$6,262.50

SUBLESSOR:

/s/ Dennis B. Smith
Authorized Member

SUBLESSEE:

/s/ Lalit Dhadphale
President & CEO

FIRST
AMENDMENT
TRIPLE NET

LEASE AGREEMENT

This first amendment to the Triple Net Lease Agreement  (the “Amendment”) (“Lease”) is entered into ___ day of June 2009 by and between Masters Healthcare, LLC. an Ohio limited liability company (“SubLessor”), and Healthwarehouse.com, Inc. a Delaware corporation (“SubLessee”), and each of their respective successors and assigns.

NOW THEREFORE, intending to be legally bound as follows:

Section 2 of the agreement is hereby restated in it’s entirety as follows:

2.
Term and Rent. The term of this Lease shall begin on June 1, 2009 (“Commencement Date”), and shall continue until March 31, 2011 with an option to renew for an additional two years (See attachment A). Lessee shall pay, without notice or demand therefore, annual base rent in the amount of $113,000.00, in twelve equal monthly installments of $9,416.67, without offset, unless noted herein to the contrary, on or before the first day of each month during the Lease term. Any rent due under this Lease shall be deemed past due for purposes hereof on the tenth (10th) day after the due date thereof, and shall incur a monthly service charge in the amount of five percent (5%) of the amount so due to cover Lessor’s additional administrative expenses, which service charge shall be additional rent and shall be due and payable by Lessee to Lessor along with the payment of past due rent. Rent shall be payable at Lessor’s address set forth below or such other place as Lessor shall designate by written notice.

THIS AMENDMENT is a continuation of the original agreement. Both the Lessor and Lessee remain legally bound by all sections not amended in this agreement.

IN WITNESS WHEREOF, the Lessor and Lessee have caused this amendment to be executed in counterparts, each executed copy to be considered an original, upon the 1st day of June 2006.

SUBLESSOR:

Masters Healthcare, LLC

By:	/s/ Dennis B. Smith
Dennis B. Smith, Authorized Member

SUBLESSEE:

Healthwarehouse.com, Inc.

By:	/s/ Lalit Dhadphale
Lalit Dhadphale, CEO and President

STATE OF OHIO
COUNTY OF HAMILTON

The foregoing instrument was acknowledged before me this ___ day of________, 2009, by Dennis B. Smith, the authorized member of Masters Healthcare, LLC, an Ohio limited liability company, on behalf of the company.

Notary Public

The foregoing instrument was acknowledged before me this ___ day of________, 2009, by Lalit Dhadphale, the CEO and President of Healthwarehouse.com, Inc.. a Delaware corporation, on behalf of the corporation.

Notary Public

EXHIBIT A
BASE RENT SCHEDULE
FOR
COMMERCIAL LEASE AGREEMENT

Monthly Payments due on the first of the month in the amount specified below.

June 1, 2009 through March 31, 2011	$9,416.67

Option for SubLease:
April 1, 2011 through March 31, 2013	10,593.75

SUBLESSOR:

Masters Healthcare, LLC.

/s/ Dennis B. Smith
Dennis B. Smith – Authorized Member

SUBLESSEE:

Healthwarehouse.com, Inc.

/s/ Lalit Dhadphale
Lalit Dhadphale – CEO & President